                                                               EXHIBIT (a)(1)(C)

                                  ZONAGEN, INC.

             NOTICE OF GUARANTEED DELIVERY OF SHARES OF COMMON STOCK

         This Notice of Guaranteed Delivery, or one substantially in form hereof, must be used to accept the tender offer by Zonagen, Inc. ("Zonagen") if:

                  1. certificates evidencing shares of common stock, $.001 par value per share, of Zonagen are not immediately available or cannot be delivered to Computershare Trust Company, Inc. (the "Depository") before the Expiration Date (as defined in Section 1 of Zonagen's Offer to Purchase dated November 19, 2003 ("Offer to Purchase"));

                  2. the procedure for book-entry transfer described in the Offer to Purchase and the related Letter of Transmittal cannot be completed on a timely basis; or

                  3. time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal or an "agent's message" in the case of a book-entry transfer (as defined in the Letter of Transmittal), and any other required documents, to reach the Depository prior to the Expiration Date.

         This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by overnight courier, mail, facsimile transmission or hand to the Depository. See Section 6 of the Offer to Purchase.

                To: COMPUTERSHARE TRUST COMPANY, INC., Depository

         By Mail:                                             By Hand:
      P.O. Box 1596                                         350 Indiana
  Denver, CO 80201-1596                                      Suite 800
                                                           Golden, CO 80401

         For this Notice to be validly delivered, it must be received by the Depository at the above address before the offer expires. Delivery of this Notice to another address will not constitute a valid delivery. Deliveries to Zonagen or the book-entry transfer facility will not be forwarded to the Depository and will not constitute a valid delivery.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an eligible guarantor institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

                          NOTICE OF GUARANTEED DELIVERY

         By signing this Notice of Guaranteed Delivery, you tender to Zonagen at the price per share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which you hereby acknowledge, shares pursuant to the guaranteed delivery procedure set forth in Section 6 of the Offer to Purchase.

Number of shares to be tendered: __________________ shares.

                        PRICE AT WHICH YOU ARE TENDERING

You must check one box and only one box if you want to tender your shares. If more than one box is checked or if no box is checked, your shares will not be properly tendered.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER

[ ] I want to maximize the chance of having Zonagen accept for purchase all the shares I am tendering (subject to the possibility of proration). Accordingly, by checking this one box instead of one of the price boxes below, I hereby tender shares at, and am willing to accept, the Purchase Price resulting from the Offer process. This action could result in receiving a price as low as $1.83 per share.

                                       OR

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

[    ]  $1.83           [    ]  $1.90          [    ]  $1.97         [    ]  $2.04
[    ]  $1.84           [    ]  $1.91          [    ]  $1.98         [    ]  $2.05
[    ]  $1.85           [    ]  $1.92          [    ]  $1.99         [    ]  $2.06
[    ]  $1.86           [    ]  $1.93          [    ]  $2.00         [    ]  $2.07
[    ]  $1.87           [    ]  $1.94          [    ]  $2.01         [    ]  $2.08
[    ]  $1.88           [    ]  $1.95          [    ]  $2.02         [    ]  $2.09
[    ]  $1.89           [    ]  $1.96          [    ]  $2.03         [    ]  $2.10

IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES OF COMMON STOCK.

                                 ODD LOT HOLDERS
                    (SEE LETTER OF TRANSMITTAL INSTRUCTION 7)

         Complete this section ONLY if you own, or are tendering on behalf of a person who owns, beneficially or of record, an aggregate of fewer than 100 shares and are tendering all of your or such person's shares.

You either (CHECK ONE BOX):

[ ] are the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

[ ] are a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares owned by such person.

Odd Lot Holders cannot tender conditionally.

                               CONDITIONAL TENDER
                   (SEE LETTER OF TRANSMITTAL INSTRUCTION 13)

         You may condition your tender of shares on Zonagen purchasing a specified minimum number of your tendered shares, as described in Section 9 of the Offer to Purchase. Unless the minimum number of shares you indicate below is purchased by Zonagen in the Offer, none of the shares you tendered will be purchased. It is your responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

[ ] The minimum number of shares that must be purchased, if any are purchased, is: ________________ shares.

         If because of proration, the minimum number of shares that you designated above will not be purchased, Zonagen may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked this box:

[ ]      The tendered shares represent all shares held by me.

                              PLEASE TYPE OR PRINT

           -----------------------------------------------------------
                         CERTIFICATE NOS. (IF AVAILABLE)


           -----------------------------------------------------------

           -----------------------------------------------------------
                                     NAME(S)


           -----------------------------------------------------------

           -----------------------------------------------------------
                                   ADDRESS(ES)


           -----------------------------------------------------------
                      AREA CODE(S) AND TELEPHONE NUMBER(S)


                                    SIGN HERE


           -----------------------------------------------------------
                                    SIGNATURE

Dated:
      ------------------------------------

If Shares will be tendered by book-entry transfer, check this box: [ ]

Account Number:
               -------------------------------

                              GUARANTEE OF DELIVERY

                   (NOT TO BE USED FOR A SIGNATURE GUARANTEE)

         The undersigned, a bank, broker, dealer, credit union, savings association, or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association, or other entity that is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "eligible institution"), guarantees the delivery to the Depository of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Depository's account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter of Transmittal, an agent's message in the case of a book-entry transfer or the specific acknowledgement in the case of a tender through the automated tender offer program of the book-entry transfer facility, and any other required documents, all within three (3) Nasdaq National Market trading days after the date of receipt by the Depository of this Notice of Guaranteed Delivery.

         The eligible institution that completes this form must communicate the guarantee to the Depository and must deliver the Letter of Transmittal and certificates representing shares to the Depository within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the eligible institution.



Authorized Signature:
                     ------------------------------------------------

Name:
      ---------------------------------------------------------------
                              (PLEASE PRINT)

Title:
      ---------------------------------------------------------------

Name of Firm:
             --------------------------------------------------------

Address:
        -------------------------------------------------------------


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                      (INCLUDING ZIP CODE)

Telephone Number:
                 ----------------------------------------------------

Date:
     ----------------------------------------------------------------

DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.